Exhibit 3.1

AMENDMENT TO THE AMENDED AND RESTATED

BYLAWS OF K-SWISS INC.

Adopted on December 7, 2007

Effective as of December 7, 2007

SECTION 6.1. Certificates for Stock. Shares of stock of the Corporation may be certificated or uncertificated; provided, however, that every owner of stock of the Corporation shall be entitled to have a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class or series of shares of the stock of the Corporation owned by such owner. Except as otherwise provided by law, the rights and obligations of the holders of uncertified shares and the rights and obligations of the holders of certificated shares of the same class shall be identical. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman of the Board, the President or any Vice President, and by the Secretary or the Treasurer. Any or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the stock whether or not represented by such certificates, the number and class or series of shares owned thereby, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Upon a holder’s request, the Corporation shall provide evidence of any equivalent uncertificated shares. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificated or uncertificated share or shares shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 6.4 hereof.

SECTION 6.2. Transfers of Stock. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purpose as regards the Corporation. Transfers of shares of stock of the Corporation shall be registered on the books of the Corporation or a transfer agent appointed as provided in Section 6.3, and may only be made upon instruction of the registered holder thereof, or by such holder’s attorney thereunto authorized by power of attorney duly executed, and the payment of all taxes thereon. Upon surrender of a certificate of shares to the Corporation or its transfer agent, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the Corporation or its agents may require, the Corporation shall cancel the old certificate and issue new equivalent certificated or uncertificated shares to the person entitled thereto, and record the transaction upon its books. Upon receipt of proper transfer instructions from the holder of uncertificated shares, and of payment of transfer taxes as the Corporation or its agents may require, the Corporation shall cancel such uncertificated shares and issue new equivalent certificated or uncertificated shares to the person entitled thereto, and record the transaction upon its books. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for registration of transfer, both the transferor and the transferee request the Corporation to do so.

SECTION 6.4. Lost, Stolen, Destroyed, and Mutilated Certificates . In any case of loss, theft, destruction, or mutilation of any certificate of stock, the Corporation may issue new equivalent certificated or uncertificated shares in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided, however, that such new shares may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

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